UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  October 25, 2005
                                                  ------------------------------

                              SEACOR Holdings Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                 1-12289                  13-3542736
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(State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)            File Number)           Identification No.)


                  11200 Richmond, Suite 400, Houston, Texas        77082
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                   (Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code    (281) 899-4800
                                                     ---------------------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

           On October 25, 2005 the Board of Directors of SEACOR Holdings Inc. (the "Company"), upon the recommendation from the Compensation Committee of the Board of Directors, adopted the SEACOR Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), which complies with the deferred compensation rules set forth in Section 409A of the Internal Revenue Code. The following description of the Deferred Compensation Plan does not purport to be complete and is qualified in its entirely by Exhibit 99.1, which is incorporated herein by reference.

           The Deferred Compensation Plan is a non-qualified deferred compensation plan established and maintained to provide a select group of highly compensated or management employees, as well as non-employee directors, with the ability to defer receipt of up to 75% of their cash base salary, up to 100% of their cash bonus and/or up to 100% of their restricted stock unit grants for each fiscal year. Each participant's compensation deferrals are credited to a bookkeeping account and, subject to certain restrictions, each participant may elect to have the amounts in such account indexed against one or more investment options, solely for purposes of determining amounts payable under the Deferred Compensation Plan (the Company is not obligated to actually invest any deferred amounts in the selected investment options). Participants may elect to have their deferred amounts, plus any earnings thereon (or less any losses), paid at a specified date or upon the participant's termination of employment with the Company. Generally, in order to receive a distribution from the Deferred Compensation Plan, a participant must have remained in service with the Company until the date specified in the participant's deferral election or have separated from service with the Company. Payments are also made in the event that a participant becomes disabled or dies or, if so elected, upon a change in control of the Company. Distributions upon a participant's separation from service other than upon retirement are made in a lump sum. Participants may generally elect that payments be made in a lump sum or installments beginning in the year specified by the participant or upon their eligible retirement, although payments will be made in a lump sum for other distribution events (including death and disability). Participants are always 100% vested in the amounts that participants contribute to their Deferred Compensation Plan accounts. The Company, at its option, may contribute amounts to participants' accounts, which may be subject to vesting requirements.

           The obligations of the Company to pay deferred compensation under the Deferred Compensation Plan are general unsecured obligations of the Company, and will rank equally with other unsecured indebtedness of the Company that is outstanding from time to time. The total amount of the Company's obligations under the Deferred Compensation Plan is not determinable because the amount will vary depending upon the level of participation by participants and the amount of compensation that participants elect to defer under the plan. The duration of the Deferred Compensation Plan is indefinite (subject to the Board of Directors' ability to amend or terminate the plan).



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
Item 9.01     Financial Statements and Exhibits.


(d)      Exhibits.


Exhibit No.           Description
-----------           -----------

  99.1                SEACOR Nonqualified Deferred Compensation Plan
















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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SEACOR Holdings Inc.


                                By:   /s/ Charles Fabrikant
                                     -------------------------------------------
                                     Name:   Charles Fabrikant
                                     Title:  Chairman of the Board of Directors,
                                             President and Chief Executive
                                             Officer

Date:  October 28, 2005














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
                                  EXHIBIT INDEX


Exhibit No.           Description
-----------           -----------

  99.1                SEACOR Nonqualified Deferred Compensation Plan















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